Exhibit 10.10

                                     LEASE

                                    BETWEEN

                       MOUNTAIN BOULEVARD ASSOCIATES, I

                                      AND

                       PAULUS, SOKOLOWSKI & SARTOR, INC.

                               TABLE OF CONTENTS                          PAGE


1.    TERM, PREMISES AND PARTIES.............................................1

2.    RENT - TAXES...........................................................1

3.    CONDITION OF LEASE.....................................................1

4.    USE OF PREMISES........................................................1

5.    INSURANCE RISK AND COST................................................2

6.    HOLD HARMLESS..........................................................2

7.    EMINENT DOMAIN.........................................................2

8.    NO WASTE, NUISANCE OR UNLAWFUL USE.....................................2

9.    LESSOR'S DELAY IN DELIVERING POSSESSION................................2

10.   PAYMENT OF UTILITIES...................................................3

11.   REPAIRS AND MAINTENANCE................................................3

12.   DELIVERY, ACCEPTANCE AND SURRENDER OF THE PREMISES.....................3

13.   PARTIAL DESTRUCTION OF PREMISES........................................3

14.   POSTING "FOR SALE," "FOR LEASE" OR "FOR RENT" SIGNS....................4

15.   SIGNS, AWNINGS, MARQUEES, ETC..........................................4

16.   LESSEE TO CARRY LIABILITY INSURANCE....................................4

17.   LEASE BREACHED BY LESSEE'S RECEIVERSHIP, ASSIGNMENT
      FOR BENEFIT OF CREDITORS, INSOLVENCY, OR BANKRUPTCY....................4

18.   LESSOR'S REMEDIES ON LESSEE'S BREACH...................................5

19.   LESSEE TO PAY LESSOR'S ATTORNEYS' FEES.................................6

20.   MANNER OF GIVING NOTICE................................................6

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21.   EFFECT OF LESSOR'S WAIVER..............................................6

22.   LEASE APPLICABLE TO SUCCESSORS, ETC....................................6

23.   SUBORDINATION OF MORTGAGES, ETC........................................6

24.   LESSEE'S ASSIGNMENT, SUBLEASE, OR LICENSE FOR OCCUPATION
      BY OTHER PERSONS.......................................................7

25.   SECURITY DEPOSIT.......................................................7

26.   LAWS OF NEW JERSEY TO APPLY............................................7

27.   LESSOR'S ENTRY FOR INSPECTION AND MAINTENANCE..........................7

                                     LEASE


      THIS LEASE, dated this 1st day of May, 1983, between MOUNTAIN BOULEVARD ASSOCIATES, I, a partnership, having its principal office at 67 Mountain Boulevard Extension, Warren, New Jersey 07060, (Lessor) and PAULUS, SOKOLOWSKI & SARTOR, INC., a New Jersey corporation with offices at 67 Mountain Boulevard, Warren, New Jersey 07060, (Lessee).

      1.    TERM, PREMISES AND PARTIES.

      1.1 The term of this lease shall be for a period of ten (10) years and shall commence May 1, 1984 and shall terminate April 30, 1994.

      1.2 The premises to be leased shall be the first floor, second floor and basement areas of the premises located at 67A Mountain Boulevard Extension, Warren, New Jersey, and more fully described on the floor plan drawing attached hereto as Schedule "A".

      2.    RENT - TAXES.

      2.1 The rent for the leased premises for the first lease term shall be $505,986.00 or $42,165.50 per month (the base rent), payable monthly in advance on the first of the month at the office of the Lessor. Lessee shall pay Lessor additional rent for the proportionate share of utilities attributable to Lessee's space as shown in Schedule A-2.

      3.    CONDITION OF LEASE.

      Subject to assignment to permanent lender. Lessee acknowledges that Lessee has been advised that this Lease may be subject to an Assignment of Leases, Rents and Profits by and between the Lessor and a permanent lender not designated at the time of the making of this Lease. It is a condition of this Lease that Lessee at all times comply with all applicable conditions of said assignment provided the same are not unreasonable. In the event Lessee fails to comply with any applicable provision of said assignment, the Lessor at Lessor's option may declare this lease null and void.

      4.    USE OF PREMISES.

      The premises are leased to be used as offices, including any uses incidental to and associated with such use, or permit the use of, the premises for any other purpose without first obtaining the consent in writing of the Lessor's authorized representative.

      5.    INSURANCE RISK AND COST.

      Lessee agrees not to use the premises in any manner prohibited by law. If used in a manner which will increase risks covered by insurance on the building where the premises are located, so as to increase the rate of insurance on the premises, or to cause cancellation of any insurance policy covering the building, Lessee will pay for the increase in premium for use other than normal office use or arrange at Lessee's expense for insurance coverage. In such event Lessee shall obtain said substitute insurance immediately so that there is no lapse in coverage and will notify Lessor within ten (10) days of obtaining same. Lessee further agrees not to keep on the premises, or permit to be kept, used, or sold thereon, anything prohibited by the policy of fire insurance covering the premises of insurers necessary to keep in force the fire and public liability insurance covering the premises and building.

      6.    HOLD HARMLESS.

      Where Lessee is the cause, Lessee shall hold harmless and indemnify Lessor from any loss, cost, expense, action, cause of action or judgment arising out of any damage to property or injury or death to any person arising out of any failure of Lessee to in any respect comply with and perform all of the requirements and provisions hereof or in any wise connected with the occupation or use of the demised premises.

      7.    EMINENT DOMAIN.

      In the event the premises are made subject to a proceeding by which the right of eminent domain is exercised, or any like proceeding, Lessor and Lessee, at their respective costs and expenses shall join and cooperate in resisting such proceeding if such resistance is feasible and desirable and if it is not, shall join and cooperate in prosecuting their respective claims for damages incurred from the successful exercise of such right or proceeding. The Lessee shall continue to pay the rent required herein until, as a result of eminent domain proceedings, the Lessee may no longer occupy the premises.

      8.    NO WASTE, NUISANCE OR UNLAWFUL USE.

      Lessee shall not commit, or allow to be committed, any waste on the premises, create or allow any nuisance to exist on the premises, or use or allow the premises to be used for any unlawful purpose.

      9.    LESSOR'S DELAY IN DELIVERING POSSESSION.

      This lease shall not be rendered void or voidable by Lessor's inability to deliver possession to Lessee at the beginning of the lease term, nor shall such inability to deliver render Lessor liable to Lessee for loss or damage suffered thereby. If Lessor cannot deliver the premises at such time, the rent for the period between the beginning of the term and the time when Lessor can deliver possession will be deducted from the total rent of the lease. However, Lessor shall deliver possession of the premises to Lessee by August 1, 1984 or Lessee may at Lessee's option, void this lease.

      10.   PAYMENT OF UTILITIES.

      10.1 Lessee shall pay its pro rata share of all electrical service charges furnished the premises for the term of this lease. Lessor shall bill Lessee monthly on the first business day of the following month for Lessee's pro rata share of the utilities. Additionally, Lessee shall pay for all maintenance and service to Lessee's portion of the inside of the building. Lessor shall be responsible for maintenance and service for the common areas inside and outside the building.

      10.2 It is understood by the parties hereto that electrical service to the building shall be billed on one bill for all tenants. To the extent that the basement area is leased to others under a lease or leases, the Lessee herein shall receive a pro rate credit against the Lessee's electrical service bill for payments made by others for electrical service.

      11.   REPAIRS AND MAINTENANCE.

      Lessee, at its expense, shall maintain and keep the premises, under lease, excepting common areas, in good repair, and shall be responsible for the expense of same.

      12. DELIVERY, ACCEPTANCE AND SURRENDER OF THE PREMISES.

      Lessor represents that the premises shall be in fit condition for use as offices. Lessee agrees to accept the premises on possession as being in a good state of repair and in sanitary condition. It agrees to surrender the premises to the Lessor at the end of the lease term in at least as good condition, allowing for reasonable use and wear, and damage by acts of God, including fire and storms. Lessee agrees to remove all business signs or symbols placed on the premises by it before re-delivery of the premises to the Lessor and to restore the portion of the premises in which they were placed to the same condition as before their placement.

      13.   PARTIAL DESTRUCTION OF PREMISES.

      Partial destruction of the leased premises shall not render this lease void or voidable, or terminate it except as herein provided. "Partial destruction" is hereby defined as destruction of 50% of the structure of the building or less. If the premises are partially destroyed during the term of this lease, Lessor shall repair them, when such repairs can be made in conformity with local, state and federal laws and regulations, within 180 days of the partial destruction. Rent for the premises will be reduced proportionally to the extent to which the damage or repair operations interfere with the normal conduct of Lessee's business on the premises, unless destruction is caused by Lessee in which case the full rent schedule shall apply if the repairs are not completed within 180 days. Thereafter either party hereto has the option to terminate this lease.

      14. POSTING "FOR SALE," "FOR LEASE" OR "FOR RENT" SIGNS.

      Lessor reserves the right to place "For Sale" signs on the premises at any time during the lease, or "For Lease" or "For Rent" signs on the premises at any time within 180 days of expiration of the lease.

      15.   SIGNS, AWNINGS, MARQUEES, ETC.

      Lessee agrees that it will not construct or place, or permit to be constructed or placed, signs, awnings, marquees, or other structures projecting from the exterior of the premises without Lessor's written consent thereto. Lessee further agrees to remove signs, displays, advertisements or decorations it has placed, or permitted to be placed, on the premises, which, in Lessor's opinion are offensive or otherwise objectionable. If Lessee fails to remove such signs, displays, advertisements, or decorations within 5 days after receiving written notice from Lessor to remove the same, Lessor reserves the right to enter the premises and remove them, at Lessee's expense.

      16.   LESSEE TO CARRY LIABILITY INSURANCE.

      Lessee agrees to procure and maintain in force during the term of this lease and any extension thereof, at its expense, public liability insurance in companies approved by Lessor, adequate to protect against liability for damage claims through public use of or arising out of accidents occurring in or around the leased premises, in a minimum amount of $3,000,000.00 aggregate (single limit). The adequacy of the coverage shall be reviewed annually by Lessor and Lessee and shall be increased annually by an amount equal to the percentage increase in the consumer price index for northern New Jersey upon the request of the Lessor. Such insurance policies shall provide coverage for Lessor's contingent liability on such claims or losses. Copies of the policies, together with Certificates of Insurance issued by the carriers and proof of payment of premium, shall be delivered to the Lessor prior to Lessee's taking possession hereunder. Lessee agrees to obtain a written obligation from the insurers to notify Lessor in writing at least 30 days prior to cancellation or refusal to renew any such policies. Lessee agrees that, if such insurance policies are not kept in force during the entire term of this lease and any extension thereof, Lessor may procure the necessary insurance, pay the premium therefor, and that such premium shall be repaid to Lessor as an additional rent installment for the month following the date on which such premiums are paid.

      17. LEASE BREACHED BY LESSEE'S RECEIVERSHIP, ASSIGNMENT FOR BENEFIT OF CREDITORS, INSOLVENCY, OR BANKRUPTCY.

      Appointment of a receiver to take possession of Lessee's assets (except a receiver appointed at Lessor's request as herein provided), Lessee's general assignment for benefit of creditors, or Lessee's insolvency or taking or suffering action under the Bankruptcy Act is a breach of this lease.

      18.   LESSOR'S REMEDIES ON LESSEE'S BREACH.

      If Lessee breaches this lease, Lessor shall have the following remedies in addition to its other rights and remedies in such event:

            a. Reentry. Lessor may reenter the premises upon giving five (5) days' notice and remove all Lessee's personnel and property therefrom. Lessor may store the property in a public warehouse or at another place of its choosing at Lessee's expense or for Lessee's account.

            b. Termination. After reentry, Lessor may terminate the lease on giving ten (10) days written notice of such termination to Lessee. Reentry only, without notice of termination, will not terminate this lease.

            c. Reletting Premises. After reentering, Lessor may relet the premises or any part thereof, for any term, without terminating the lease, at such rent and on such terms as it may choose. Lessor may make alterations and repairs to the premises.

                  (1) Liability of Lessee on Reletting. Lessee shall be liable to Lessor, in addition to its other liability for breach of the lease, for all reasonable expenses of the reletting, and for all reasonable alterations and repairs made, which Lessor may incur. In addition Lessee shall be liable to Lessor for the difference between the rent received by Lessor under the reletting and the rent installments that are due for the same period under this lease.

                  (2) Application for Rent on Reletting. Lessor at its option may apply the rent received from reletting the premises as follows:

                        (a) To reduce Lessee's indebtedness to Lessor under the lease, not including indebtedness for rent;

                        (b) To expenses of the reletting and alterations and repairs made;

                        (c) To payment of future rent under this lease as it becomes due.

            d. Termination After Reletting. Lessor may at any time after such reletting terminate the lease for the breach because of which it reentered and relet.

      Lessor may recover from Lessee on terminating the lease for Lessee's breach, including the cost of recovering the premises, and the worth of the balance of this lease over the reasonable rental value of the premises for the remainder of the lease term, which sum shall be immediately due Lessor from Lessee.

      19.   LESSEE TO PAY LESSOR'S ATTORNEYS' FEES.

      In any litigation brought to enforce any covenant of this lease, the prevailing party shall recover attorney's fees from the other party.

      20.   MANNER OF GIVING NOTICE.

      Notices given pursuant to the provisions of this lease, or necessary to carry out its provisions, shall be given in writing, and delivered personally to the person to whom the notice is to be given, or mailed postage prepaid, addressed to such person. Lessor's address for this purpose shall be 67 Mountain Boulevard, Warren, New Jersey 07060, or such other address as it may in writing designate to Lessee. Notices to Lessee may be addressed to Lessee at the address given at the beginning of this lease.

      21.   EFFECT OF LESSOR'S WAIVER.

      No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of Lessor to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this lease shall not be construed as a waiver or a relinquishment thereof for the future. A receipt by Lessor of any basic rent, any additional rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Lessor of any provision of this lease shall be deemed to have been made unless expressed in writing and signed by Lessor. In addition to other remedies provided in this lease, Lessor shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this lease, or to any other remedy allowed to Lessor at law or in equity.

      22.   LEASE APPLICABLE TO SUCCESSORS, ETC.

      This lease and the covenants and conditions hereof apply to and are binding on the heirs, successors, executors, administrators, and assigns of the parties hereto.

      23.   SUBORDINATION OF MORTGAGES, ETC.

      This lease is subject and is hereby subordinate to all present and future mortgages and other encumbrances affecting the leased premises. Lessee agrees to execute, at no cost to the Lessor, any instrument which may be deemed necessary or desirable by the Lessor to further the subordination of this lease to any such mortgage or encumbrance.

      24. LESSEE'S ASSIGNMENT, SUBLEASE, OR LICENSE FOR OCCUPATION BY OTHER PERSONS.

      Lessee agrees not to assign or sublease the premises leased, any part thereof, or any right or privilege connected therewith, or to allow any other person, except Lessee's agents and employees, to occupy the premises or any part thereof, without first obtaining Lessor's written consent, which shall not be unreasonably withheld. One consent by Lessor shall not be consent to a subsequent assignment, sublease, or occupation by other persons. Lessee's unauthorized assignment, sublease, or license to occupy shall be void, and shall terminate the lease at Lessor's option. Lessee's interest in this lease is not assignable by operation of law, nor is any assignment of its interest herein, without Lessor's written consent.

      25.   SECURITY DEPOSIT.

      Lessee has this day deposited with the Lessor the sum of $42,165.50 (one month's rent) as security for the full and faithful performance by the Lessee of all the terms and conditions of this lease upon the Lessee's part to be performed, which sum shall be returned to the Lessee with interest after the time fixed as the expiration of the term herein, provided the Lessee has fully and faithfully carried out all of the terms, conditions, and covenants on Lessee's part to be performed or upon termination of the lease provided termination has not resulted from Lessee's default in any of Lessee's obligations hereunder. In the event of a bona fide sale of the leased premises, the Lessor shall have the right to transfer the security deposit to the vendee for the benefit of the Lessee and the Lessor shall be considered released by the Lessee from all liability for the return of such security; and the Lessee agrees to look to the new Lessor solely for the return of the said security deposit. Lessee shall not mortgage, assign, or hypothecate or encumber the security deposit without the written consent of Lessor. Lessor agrees to deposit said security in an interest bearing account in accordance with applicable laws and regulations.

      26.   LAWS OF NEW JERSEY TO APPLY.

      In the event that a dispute regarding the terms and conditions of this Lease or any part thereof shall arise, the Laws of the State of New Jersey shall apply in the interpretation and adjudication of same.

      27.   LESSOR'S ENTRY FOR INSPECTION AND MAINTENANCE.

      Lessor reserves the right to enter on the premises at reasonable times to inspect them, to perform required maintenance and repair, or to make additions or alterations to any part of the building, and Lessee agrees to permit Lessor to do so. Lessor may, in connection with such alterations, additions, or repairs, erect scaffolding, fences, and similar structures, post relevant notices, and place moveable equipment without any obligation to reduce Lessee's rent for the premises during such period, and without incurring liability to Lessee for disturbance of quiet enjoyment of the premises, or loss of occupation thereof. In the event the proposed work cannot be

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performed within two consecutive weeks, no work shall be commenced without the consent of the Lessee.

      IN WITNESS WHEREOF, the said parties have hereunto set their hands and seals the day and year first above written.

                         MOUNTAIN BOULEVARD ASSOCIATES I


                                    By: /s/ WILLIAM PAULUS, JR.
                                            William Paulus, Jr., Partner


ATTEST:                             PAULUS, SOKOLOWSKI & SARTOR, INC.


--------------------                By: /s/ PHILIP A. FALCONE
                                            Philip A. Falcone

                                 SCHEDULE A-2

                     First Floor - 12,879 Square Feet Net

YEAR                          $/YEAR                       $/MONTH
----                          ------                       -------
1                            $231,822                    $ 19,318.50
2                             242,254                      20,187.83
3                             253,201                      21,100.08
4                             264,277                      22,023.08
5                             275,868                      22,989.00
6                             289,777                      24,148.08
7                             301,368                      25,114.00
8                             315,277                      26,273.08
9                             329,187                      27,432.25
10                            345,414                      28,784.50

                     Second Floor - 13,160 Square Feet Net

YEAR                          $/YEAR                     $/MONTH
----                          ------                     -------
1                            $236,880                    $ 19,740
2                             247,540                      20,628
3                             258,679                      21,556
4                             270,319                      22,526
5                             282,484                      23,540
6                             295,196                      24,600
7                             308,479                      25,707
8                             322,361                      26,863
9                             336,867                      28,072
10                            352,026                      29,335

                       Basement - 6,232 Square Feet Net

YEAR                          $/YEAR                     $/MONTH
----                          ------                     -------
1                            $37,284                     $  3,107
2                             38,962                        3,247
3                             40,715                        3,393
4                             42,547                        3,546
5                             44,462                        3,705
6                             46,463                        3,872
7                             48,554                        4,046
8                             50,739                        4,228
9                             53,022                        4,419
10                            55,408                        4,617

                       AGREEMENT TO EXTEND TERM OF LEASE

      THIS AGREEMENT, dated this 2nd day of October, 1989, between MOUNTAIN BOULEVARD ASSOCIATES I, a partnership, having its principal office at 67A Mountain Boulevard Extension, Warren, New Jersey 07060 (hereinafter referred to as MBA I) and PAULUS, SOKOLOWSKI AND SARTOR, INC., A New Jersey Corporation, having its principal offices at 67A Mountain Boulevard Extension, Warren, New Jersey 07060 (hereinafter referred to as PS&S).

      WHEREAS, PS&S and MBA I entered into a lease (the "Lease") dated May 1, 1983 for certain leased premises consisting of the first floor, second floor and basement areas of the premises located a 67A Mountain Boulevard Extension, Warren, New Jersey 07060;

      WHEREAS, PS&S and MBA I desire to extend the term of the Lease;

      NOW, THEREFORE, it is agreed as follows:

1.    EXTENSION OF TERM

      The term of the Lease is extended until November 1, 1994.

2.    RENT

      The rent to be paid by PS&S to MBA I during the term of the Lease Extension shall remain as set forth in the Lease.

3.    PROVISIONS OF LEASE TO REMAIN IN EFFECT

      All provisions of the Lease and any valid amendments or supplements thereto, except for those provisions specifically modified herein, shall remain in full force and effect as applied to this Lease Extension.

4.    SUCCESSORS

      This Lease Extension shall be binding upon the Lessor, the Lessee and their respective heirs, successors, executors, administrators, and assigns.

      IN WITNESS WHEREOF, PS&S and MBA I have hereunto set their hands and seals on the date first set forth above.

                         MOUNTAIN BOULEVARD ASSOCIATES I



Attest /s/ DOROTHY H. SNYDER        BY: /s/ ANTHONY J. SARTOR
                                            Anthony J. Sartor
                                            General Partner


                                    PAULUS, SOKOLOWSKI AND SARTOR, INC.



Attest /s/ DOROTHY H. SNYDER        BY: /s/ WILLIAM PAULUS, JR.
                                            William Paulus, Jr.
                                            President

                            SECOND LEASE EXTENSION

      THIS SECOND LEASE EXTENSION, dated the seventeenth day of December, 1992, between MOUNTAIN BOULEVARD ASSOCIATES I, a partnership, having its principal office at 67A Mountain Boulevard Extension, Warren, New Jersey 07059-0039 (hereinafter called Lessor) and Paulus, Sokolowski and Sartor, Inc., a New Jersey Corporation, having its principal offices at 67A Mountain Boulevard Extension, Warren, New Jersey 07059-0039 (hereinafter called Lessee).

      WHEREAS, Lessor and Lessee entered into a lease dated May 1, 1983 (the Lease) for certain premises consisting of the first floor, second floor and basement areas of the premises located at 67A Mountain Boulevard Extension, Warren, New Jersey 07059-0039;

      WHEREAS, Lessor and Lessee extended the term of the Lease until, November 1, 1994, by entering into a certain lease extension agreement dated October 2, 1989 (the First Lease Extension);

      WHEREAS, Lessor and Lessee desire to further extend the term of the Lease by entering into this Second Lease Extension.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, Lessor and Lessee agree as follows:

      1.    EXTENSION OF TERM
            The term of the lease is extended through December 31, 2007 (the Termination Date).

      2.    RENT

            2.1   BASE RENT

            Commencing on January 1, 1993, and lasting through December 31, 1993, the rent for the leased premises shall be $650,000.00 per year, payable monthly, in advance at the rate of $54,166.67. After December 31, 1993, rent shall be paid in accordance with the following schedule:


         TERM                 ANNUAL RENT             MONTHLY RENT
    1/1/94-12/31/94          $656,500.00               $54,708.33
    1/1/95-12/31/95          $663,065.00               $55,255.42
    1/1/96-12/31/96          $669,695.65               $55,807.97
    1/1/97-12/31/97          $676,392.61               $56,366.05
    1/1/98-12/31/98          $683,156.54               $56,929.71
    1/1/99-12/31/99          $689,988.11               $57,499.01
    1/1/00-12/31/00          $696,887.99               $58,074.00
    1/1/01-12/31/01          $703,856.87               $58,654.74
    1/1/02-12/31/02          $710,895.44               $59,241.29
    1/1/03-12/31/03          $718,004.39               $59,833.70
    1/1/04-12/31/04          $725,184.43               $60,432.04
    1/1/05-12/31/05          $732,436.27               $61,036.36
    1/1/06-12/31/06          $739,760.63               $61,646.72
    1/1/07-12/31/07          $747,158.24               $62,263.19
======================= ====================== ===========================

            This rent schedule shall supersede any prior schedule of rent contained in the Lease or first Lease Extension insofar as it applies to any date subsequent to December 31, 1992.

            2.2   UTILITIES

            Lessee shall pay the cost of all potable water, sanitary sewage, natural gas and electric utility charges to the leased premises during the term of the Lease and Second Lease Extension.

            2.3   TAXES

            The term "base tax year" shall mean the calendar year 1992. From the period between January 1, 1993 through and including the Termination Date, the Lessee shall pay to the Lessor, the amount by which (i) the annual real estate taxes which are levied or assessed against the premises at 67A Mountain Boulevard Extension during said period exceed (ii) the real estate taxes levied or assessed against said premises for the base tax year. Any amount due to the Lessor under the provisions of this paragraph 2.3 shall be paid upon rendition of a bill therefor, and Lessor shall, at the time of the rendition of such bill, submit to Lessee the bill received from the taxing authorities or a photostat thereof. Lessee shall also pay and discharge all assessments against the premises at 67A Mountain Boulevard Extension during said period.

      3.    PROVISIONS OF LEASE TO REMAIN IN EFFECT

            All provisions of the Lease and any valid amendments or supplements thereto, except for those provisions specifically modified herein, shall remain in full force and effect.

      4.    SUCCESSORS

            This Second Lease Extension shall be binding upon the Lessor, the Lessee and their respective heirs, successors, executors, administrators and assigns.

            IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals on the date first set forth above.

                                    LESSOR
                                    MOUNTAIN BOULEVARD ASSOCIATES I


Attest: /s/ SUSAN M. SUMMERS        By: /s/ PHILIP A. FALCONE
                                            Philip A. Falcone
                                            General Partner



Attest: /s/ PHILIP A. FALCONE       LESSEE
                                    PAULUS, SOKOLOWSKI & SARTOR, INC.



                                    By: /s/ WILLIAM PAULUS, JR.
                                            William Paulus, Jr.
                                            President

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                              LEASE MODIFICATION

      This Lease Modification is dated as of December 31, 1995 between MOUNTAIN BOULEVARD ASSOCIATES I, a partnership, having its principal place of business at 67A Mountain Boulevard Extension, Warren, New Jersey 07059 (hereinafter called "Lessor") and PAULUS, SOKOLOWSKI & SARTOR, INC., a New Jersey corporation, having its principal place of business at 67A Mountain Boulevard Extension, Warren, New Jersey 07059 (hereinafter called "Lessee").

      WHEREAS, Lessor and Lessee entered into a lease dated May 1, 1983 (the "Lease") for certain premises located in the building known and designated as 67A Mountain Boulevard Extension, Warren, New Jersey 07059 (the "Leased Premises"); and

      WHEREAS, Lessor and Lessee extended the term of the Lease by certain lease extension agreements dated October 2, 1989 and December 17, 1992 (the "Lease Extensions"); and

      WHEREAS, Lessor and Lessee desire to modify the terms of the Lease as provided for herein.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, Lessor and Lessee agree as follows:

      1. TERM. The term of the Lease shall be extended for ten (10) years to end on December 31, 2017.

      2.    RENT.

            A. Commencing as of January 1, 1996 through and including December 31, 1996, the base rent for the Leased Premises shall be $567,300.00 per year ("Annual Minimum Rent"), payable in equal monthly installments of $47,275.00 per month.

            B. Commencing as of January 1, 1997 through the end of the term, the annual base rent for the Leased Premises shall be the greater of the annual base rent for the immediate

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
preceding twelve (12) months or the adjusted amount as calculated in subparagraph (c) below. In no event, however, shall there be a decrease in the annual base rent as established for the immediate preceding twelve (12) months.

            C. The adjusted Annual Minimum Rent shall be determined by applying fluctuations in the Consumer Price Index to the Annual Minimum Rent as follows:

                  (i) The Consumer Price Index for purposes of this Lease shall be the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York - Northeastern New Jersey Area, Housing Component (1982-84=100). If the Consumer Price Index ceases to be published by the United States Department of Labor, Bureau of Statistics, then the calculation shall be based on the closest successor index identified by the United States Department of Labor. If no such successor exists, the calculation shall be based on an index that is mutually agreed between Landlord and Tenant.

                  (ii) The Base Date shall be January, 1996.

                  (iii) The Adjusted Annual Minimum Rent shall be determined by multiplying the Annual Minimum Rent by a fraction, the numerator of which shall be the Consumer Price Index for the month of January, 1997 and each January of every lease year thereafter, and the denominator of which shall be the Consumer Price Index for the Base Date. The resulting sum, if greater than the annual base rent for the immediate preceding twelve (12) months, shall be the Adjusted Annual Minimum Rent for the next succeeding year payable in twelve (12) equal monthly installments, commencing in January of that applicable year which follows the period for which the most recent changes in the Consumer Price Index have been calculated.

                  (iv) Since the rent payment for at least the first month after each rent adjustment, will have been paid prior to the determination of the applicable rent increase for those years, any increase from months already elapsed and subject to determination by application of the

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
formula shall then be added to the next monthly rent payment due and payable, upon determination of the required monthly rental to be paid for such applicable period.
                  (v) If the base year (1982-84=100) hereinabove referred to with respect to the Index shall be changed after the execution of this Lease Modification, appropriate adjustments based on such new Index shall be made so as to have a proper application of the cost of living formula.

      3. UTILITIES. Lessee shall pay the cost of all potable water, sanitary sewage, natural gas and electric utility charges to the Leased Premises during the term of the Lease.

      4. TAXES. The term "Base Tax Year" shall mean the calendar year 1996. From the period between January 1, 1997 through and including the end of the term hereof, Lessee shall pay to Lessor the amount by which (i) the annual real estate taxes which are levied or assessed against the premises at 67A Mountain Boulevard Extension during said period exceed (ii) the real estate taxes levied or assessed against said premises for the Base Tax Year. Any amount due to Lessor under the provisions of this paragraph 4 shall be paid upon rendition of a bill therefor, and Lessor shall, at the time of the rendition of such bill, submit to Lessee the bill received from the taxing authorities or a photostat thereof. Lessee shall also pay and discharge all assessments against the premises at 67A Mountain Boulevard Extension during said period.

      5. Except as modified and provided herein, all terms and conditions of the Lease and any existing amendments or extensions thereto, shall remain in full force and effect and shall be binding upon the parties.

      6. This Lease Modification shall be binding upon Lessor and Lessee and their respective heirs, successors, executors, administrators and assigns.

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
      IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals as of the date first set forth above.

                                    LESSOR:
WITNESS:                            MOUNTAIN BOULEVARD ASSOCIATES I


/s/ DOROTHY H. SNYDER         By: /s/ PHILIP A. FALCONE
                                      Philip A. Falcone, General Partner


                              By: /s/ DAVID ANTES
                                      David Antes, General Partner


                              By: /s/ LOIS PAULUS
                                      Lois Paulus, General Partner


                              By: /s/ ANTHONY SARTOR
                                      Anthony Sartor, General Partner



                              LESSEE:
ATTEST:                       PAULUS, SOKOLOWSKI & SARTOR, INC.



/s/ DOROTHY H. SNYDER         By: /s/ WILLIAM PAULUS, JR.
                                      William Paulus, Jr., President

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
                    FOURTH MODIFICATION TO LEASE AGREEMENT

      This Fourth Modification to Lease Agreement (the "AMENDMENT") is made and entered into by and between MOUNTAIN BOULEVARD ASSOCIATES I, a ____________________ partnership ("LESSOR"), and PAULUS, SOKOLOWSKI & SARTOR, INC., a New Jersey corporation ("LESSEE").

      WHEREAS, Lessor and Lessee entered into that certain Lease (the "LEASE") with an effective date of May 1, 1983, for the lease of certain office space located at 67A Mountain Boulevard Extension, Warren, New Jersey (the "LEASED PREMISES"), more particularly described in the Lease and as modified by the Addendum to Lease Agreement dated September 1, 1981; and

      WHEREAS, Lessor and Lessee entered into that certain Agreement to Extend Term of Lease (the "FIRST AMENDMENT") dated effective October 2, 1989, which First Amendment extended the term of the Lease until November 1, 1994; and

      WHEREAS, Lessor and Lessee entered into that certain Second Lease Extension (the "SECOND AMENDMENT") dated effective December 17, 1992, which Second Amendment extended the term of the Lease until December 31, 2007; and

      WHEREAS, Lessor and Lessee entered into that certain Lease Modification (the "THIRD AMENDMENT") dated effective December 31, 1995, which Third Amendment extended the term of the Lease until December 31, 2017 (hereinafter the term "LEASE" shall mean the Lease as amended by the First Amendment, the Second Amendment and the Third Amendment); and

      WHEREAS, Lessor and Lessee desire to further amend the Lease as herein provided.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby amend the Lease as follows:

      1. LEASE TERM. The term of the Lease is hereby amended to terminate ten years after the date hereof.

      2. NO OTHER MODIFICATIONS. Except as expressly amended and modified hereby, all of the covenants and conditions of the Lease as amended by this Amendment are ratified and confirmed by Lessor and Lessee.

      3. DEFINED TERMS. All terms, definitions and dates contained in the Lease shall have the same meaning and application in this Amendment except to the extent there is a conflict, in which event, the terms of this Amendment shall control.

      4. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      EXECUTED effective the ____ day of _________, 1998.

                                    LESSOR:

                                    MOUNTAIN BOULEVARD ASSOCIATES I



                                    By:
                                          Philip A. Falcone, General Partner



                                    By:
                                          David Antes, General Partner



                                    By:
                                          Lois Paulus, General Partner



                                    By:
                                          Anthony Sartor, General Partner


                                    LESSEE:

                                    PAULUS, SOKOLOWSKI & SARTOR, INC.


                                    By:
                                          William Paulus, Jr., President

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